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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported) May 10, 2001
                                                          ------------

                       Boston Restaurant Associates, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   333-43999                   61-1162263
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(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                   File Number)         Identification Number)


         999 Broadway, Suite 400, Saugus, MA              01906
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         (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code (781) 231-7575
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          (Former name or former address, if changed since last report)



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Item 5.          Other Events.
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         In December 1998 Boston Restaurant Associates, Inc. (the "Company")
formed a joint venture with Italian Ventures, LLC, a Kentucky limited liability company controlled by two then Company directors ("Italian Ventures"), for the purpose of developing domestic, casual, Italian-dining restaurants in a bistro format. The Company had a 51% equity interest and Italian Ventures a 49% equity interest in the joint venture entity, Regina Ventures, LLC.

         The relationship fell apart shortly after formation of the joint venture. During fiscal 2000, the Company became involved in legal proceedings with Italian Ventures. Despite the fact that no joint restaurant development ever took place, Italian Ventures made a series of claims against the Company.

         On May 10, 2001 the parties completed negotiations on and entered into a settlement agreement resolving their disputes. As part of the settlement, the Company and Italian Ventures entered into an agreement terminating the development agreement and operating agreement among the parties, and also terminating the lawsuit and arbitration proceeding between them.

         Under the terms of the settlement agreement, commencing with the month of May 2001 and ending with the month of April 2008, Italian Ventures shall be entitled to receive from the Company, in exchange for any and all ownership interest held by Italian Ventures, a royalty equal to seven tenths of one percent (0.7%) of the monthly gross sales of each Polcari's Bistro; provided, however, that Italian Ventures shall not be entitled to receive any additional royalties from the Company once the total of all royalties paid to Italian Ventures by the Company on a cumulative basis equals $1,700,000.00 during the seven year period.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      BOSTON RESTAURANT ASSOCIATES, INC.


Date: May 21, 2001                    By:  /s/ George R. Chapdelaine
                                           -------------------------------------
                                           George R. Chapdelaine, President